As filed with the Securities and Exchange Commission on July 30, 2002

                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                       7389                  22-2365834
(State or other jurisdiction of      (Primary Standard        (I.R.S. Employer
 incorporation or organization)   Industrial Classification  Identification No.)
                                        Code Number)


                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                ----------------

                                  GREG MANNING
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                -----------------

                                    COPY TO:

                            SCOTT S. ROSENBLUM, ESQ.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

    Approximate date of commencement of proposed sale to the public: At such time or times as may be determined by the selling shareholders after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [x]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] File No. 333-32642

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                         Proposed
                          Number of       Maximum      Proposed
    Title of Shares        Shares        Offering       Maximum      Amount of
   to be Registered         to be          Price       Aggregate    Registration
                          Registered     Per Share   Offering Price     Fee
-------------------------------------------------------------------------------
Common stock, par value     627,500       $1.58 (1)     $991,450      $247.86
$.01 per share
-------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for the common stock reported on the Nasdaq National Market on Friday, July 26, 2000.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Incorporation by Reference of Registration Statement on Form S-3, File No. 333-32642

This Registration Statement hereby incorporates by reference in its entirety
Part I of the Registrant's Registration Statement on Form S-3 (File No. 333-32642) declared effective on April 5, 2000, as amended, including the documents incorporated or deemed to be incorporated by reference therein.

                              PROSPECTUS SUPPLEMENT

                                 627,500 SHARES

                           GREG MANNING AUCTIONS, INC.

                                  COMMON STOCK

      The shares of common stock of Greg Manning Auctions, Inc. ("GMAI") covered by this prospectus are being offered and sold by the selling shareholders: The Tail Wind Fund, Ltd. (382,436 shares), LBI Group Inc. (181,348 shares), and Lombard Odier & Cie (63,716 shares).

      These shares were issued to the selling shareholders under an amendment agreement dated as of May 14, 2001, which related to certain anti-dilution provisions contained in the original purchase agreement, dated January 25, 2000, among the parties. The shares originally issued to the selling shareholders have previously been registered. In addition, the selling shareholders waived certain of their rights under the original agreement.

      All of the shares of common stock of GMAI owned by the selling shareholders are being offered for sale either pursuant to this prospectus supplement or pursuant to the prospectus to which this supplement relates. After they sell all such shares, the selling shareholders will not own any shares of our common stock. Each of those entities has sole voting and investment power with respect to all its shares of our common stock offered for sale in this prospectus.

      GMAI's common stock is traded on the Nasdaq National Market under the symbol "GMAI".

      Investing in GMAI's common stock involves certain risks. See "Risk Factors" beginning on page 2 of the Prospectus, dated April 5, 2000.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.





            The date of this Prospectus Supplement is July 30, 2002.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

      The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this Registration Statement will be as follows:


                                                                      Total
                                                                      -----

SEC registration fee (actual) .......................................$1,572.35
Accounting fees and expenses ........................................$1,500.00
Legal fees and expenses..............................................$3,000.00
Printing and engraving expenses......................................$1,000.00
Miscellaneous expenses...............................................$1,000.00


Item 15.  Indemnification of Directors and Officers

      Our certificate of incorporation provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

      In addition, our By-Laws provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative (a "legal action"), whether such legal action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was a director or officer of the Registrant, or serves or served at the request of the Registrant as a director or officer, of another corporation, partnership, joint venture, trust or any other enterprise. Notwithstanding the above, no indemnification will be permitted if a judgment or other final adjudication adverse to that person establishes that either (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The indemnification obligation of the Registrant in our By-Laws is permitted under Section 145 of the General Corporation Law of the State of Delaware.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 16.  Exhibits

Exhibit No.    Description
-----------    -----------

5.1.1**        Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1.1**       Consent of Amper, Politziner & Mattia P.A.

23.2.1** Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

--------------------
*  previously filed
** filed herewith


Item 17.  Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by such clauses is contained in periodic reports file with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Caldwell, State of New Jersey, on July 25, 2002.

                                    GREG MANNING AUCTIONS, INC.

                                    By: /s/ Greg Manning
                                       ----------------------------------
                                    Name:  Greg Manning
                                    Title: President, Chief Executive
                                           Officer and Chairman of the Board
                                           of Directors


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                               Date
---------                     -----                               ----

      *                       Chief Financial Officer           July 29, 2002
------------------------      (Principal Financial and
Larry Crawford                Accounting Officer)


/s/ Greg Manning              Chairman of the Board,            July 29, 2002
------------------------      President and Chief
Greg Manning                  Executive Officer and Director

      *                       Director                         July 29, 2002
------------------------
Anthony Bongiovanni

      *                       Director                         July 29, 2002
------------------------
Scott S. Rosenblum

      *                       Director                         July 29, 2002
------------------------
Gregory N. Roberts

      *                       Director                         July 29, 2002
------------------------
James M. Davin

      *                       Director                         July 29, 2002
------------------------
Mark B. Segall

      *                       Director                         July 29, 2002
------------------------
Esteban Perez

      *                       Director                         July 29, 2002
------------------------
Albertino de Figueiredo



* By Mr. Manning, pursuant to a power of attorney

EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

5.1.1**           Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1.1**          Consent of Amper, Politziner & Mattia P.A.

23.2.1** Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

-------------------
* Previously filed
**  Filed herewith